Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Equity Incentive Plan, the 1999 Employee Stock Purchase Plan and the 1999 Non-Employee Directors’ Stock Option Plan of Diversa Corporation, of our report dated January 27, 2003, with respect to the financial statements of Diversa Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/    ERNST & YOUNG LLP

San Diego, California

July 17, 2003